United States
Securities And Exchange Commission
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 27, 2006
Lodgian, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-14537	52-2093696
(State or Other Jurisdiction of Incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
3445 Peachtree Road, N.E., Suite 700
Atlanta, Georgia 30326
(Address of Principal Executive Offices)
(Zip Code)
(404) 364-9400
(Registrant’s telephone number, including area code)
NONE
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
     On November 2, 2006, Lodgian, Inc. issued a press release announcing its results for the quarter ended September 30, 2006. A copy of this press release is attached as Exhibit 99.1 and is incorporated by reference into this item. Information contained in this Form 8-K and in the press release which relates to Lodgian’s results of operations for the quarter ended September 30, 2006 shall not be deemed to be ‘filed’ for purposes of the Securities Exchange Act of 1934, or incorporated into any registration statement of Lodgian filed under the Securities Act of 1933.
Item 2.05 Costs Associated with Exit or Disposal Activities.
     On October 27, 2006, the Board of Directors of Lodgian, Inc. (the “Company”) approved a plan for the sale to third party buyers of 12 hotels owned by the Company, in addition to the 14 hotels that were already held for sale and classified as discontinued operations as of that date. These 26 hotels do not include the former Holiday Inn in Jekyll Island, GA which is currently classified in continuing operations but which the Company expects to dispose of during the fourth quarter of 2006. The additional 12 hotels will be marketed individually for sale and are as follows:
Park Inn — Brunswick, GA
Holiday Inn — Frederick, MD
Holiday Inn — Greentree, PA
Holiday Inn — Hamburg, NY
Holiday Inn — Jamestown, NY
Holiday Inn — Lancaster, PA
Holiday Inn — Lansing, MI
Clarion — Louisville, KY
Holiday Inn — Pensacola, FL
Holiday Inn Express — Pensacola, FL
Holiday Inn — Winter Haven, FL
Holiday Inn — York, PA
The Company has evaluated each of these 12 hotels to determine whether impairment or other charges are required to be recognized under generally accepted accounting principles. Based on this evaluation, the Company expects to recognize estimated pre-tax charges in connection with the disposition of these properties in the range of  $12 - $18 million.
The Company expects to recognize all of the asset impairment charges in the fourth quarter of 2006.

The Company expects to complete the disposition of all of the properties by December 31, 2007. The Company may provide incremental compensation for certain employees affected at the hotels being sold, and charges associated with this program are expected to be taken over the period of benefit.
In addition, the Company recorded impairment charges of $2 million in the aggregate related to six hotels transferred into discontinued operations and classified as held for sale during the third quarter of 2006. This impairment charge is reflected in the Company’s financial statements for the period ended September 30, 2006.
The Company also anticipates recording an additional impairment charge of $0.7 million during the fourth quarter related to the Holiday Inn in Clarksburg, WV, which was classified as held for sale and transferred into discontinued operations subsequent to the close of the third quarter of 2006.
Item 2.06 Material Impairments.
See Item 2.05 above.
Item 7.01 Regulation FD Disclosure
The press release attached is Exhibit 99.1 contains information relating to operating performance at the hotels that the Company considers to be its “core” portfolio, which the Company is furnishing pursuant to Regulation FD.
Item 8.01 Other Events.
On October 27, 2006, the Board of Directors of the Company adopted a plan for the disposal of 12 hotels that the management of the Company deemed to be non-strategic. The plan of disposal is discussed in Item 2.05 above and in the press release attached as Exhibit 99.1 to this report.

Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.
     99.1 Press Release, dated November 2, 2006.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Lodgian, Inc.
By:	/s/ Daniel E. Ellis
Daniel E. Ellis
Senior Vice President, General Counsel and Secretary

Dated: November 2, 2006

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release, dated November 2, 2006.

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